Exhibit 99.1

IMMEDIATE RELEASE CONTACTS: Brent Larson Sr. VP & CFO (614) 822-2330	December 14, 2010 Gene Marbach Makovsky + Company (212) 508-9645

NEOPROBE HOSTED ANALYST DAY IN NYC

– Event Highlighted Head and Neck Cancer, Melanoma Science –
– Neoprobe Provided Analysts with Corporate, Drug Pipeline Updates –

DUBLIN, Ohio – December 14, 2010 – At its first Analyst Day, Neoprobe Corporation (OTCBB: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, provided analysts and investors in attendance with an in-depth update on Neoprobe’s corporate and drug pipeline developments as well insights into recent progress in cancer diagnosis and treatment.

The event featured clinical and scientific presentations on the challenges of treatment in head and neck cancer and melanoma. The session also included a corporate update provided by Neoprobe President and CEO David Bupp and a pipeline science review by Fredrick O. Cope, Ph.D., Neoprobe Senior Vice President, Pharmaceutical Research and Clinical Development. The New York City University Club gathering closed with a Q&A session with analysts on improving cancer care through the development and implementation of innovative technologies in the clinical setting.

Cancer Diagnosis, Treatment Highlighted by Clinical Thought Leaders

Dr. Amit Agrawal, Associate Professor in the College of Medicine, Department of Otolaryngology—Head and Neck Surgery at The Ohio State University Comprehensive Cancer Center, presented data and clinical experiences in the treatment of head and neck cancers. Dr. Vernon Sondak, Chief of the Division of Cutaneous Oncology at the H. Lee Moffitt Cancer Center and Research Institute, provided an overview of melanoma and the medical community’s experience diagnosing and treating the disease.

In his presentation, Dr. Agrawal presented learnings in the evolution of head and neck cancer treatment and benefits including developing novel ways to diagnose and manage this disease. “Although significant progress has been made in non-surgical treatment of head and neck cancers, many cancers still require surgery to treat these cancers successfully,” said Dr. Agrawal. “With this continued need for surgery, it’s imperative that we develop less invasive technologies, like sentinel node biopsy, to help physicians diagnose and treat cancerous tissue effectively with the hope of avoiding more radical procedures and thereby limiting the damage to healthy tissue in these patients.”

Dr. Sondak’s presentation on melanoma provided analysts with a scientific overview of the disease, its surgical diagnosis and targeting agents for treating it. In his review of melanoma surgical diagnosis, Dr. Sondak commented on the critical role of sentinel lymph node biopsy in predicting survival rates in these patients. “As we have seen in multiple clinical studies, sentinel node biopsy is currently the most important predictor of melanoma survival and is critical to helping physicians limit disease recurrence in their patients,” said Dr. Sondak. “Melanoma patients undergoing earlier sentinel node procedures experience less damage to their lymph nodes, and more importantly, improved survival rates following diagnosis and treatment.”

Neoprobe Technology Overview, Pipeline Update Presented

Following the presentations by Drs. Agrawal and Sondak, Dr. Frederick Cope presented a scientific overview of Neoprobe’s GDS line of gamma detection systems, and its drug pipeline products Lymphoseek® and RIGS. “The scientific presentations by Drs. Agrawal and Sondak provided an outstanding look inside the science of cancer diagnosis and treatment, and a better understanding of the value Neoprobe’s technologies bring to treatment and patient care,” said Dr. Cope. “We see the promise of our technologies – from our gamma detection devices to our RIGScan technology – is in helping to address pressing clinical issues faced by surgeons who seek to improve surgical procedures and care for those patients who require surgical cancer treatment.”

Neprobe President and CEO David Bupp also presented an update on the Company’s two pipeline programs, Lymphoseek and RIGScan, highlighting the most recent regulatory and clinical development milestones for these products.

Lymphoseek, Neoprobe’s investigational radioactive tracing agent for use with a gamma detection device in lymph node mapping procedures, recently completed a pre-NDA meeting with the Food and Drug Administration (FDA). In that meeting, FDA requested that data from both the completed NEO3-05 study and the NEO3-09 study currently in progress be included in the Company’s primary New Drug Application (NDA) for Lymphoseek rather than submitting the NEO3-09 study data as a major amendment to the ongoing NDA review. Neoprobe expects this study to be completed in the first quarter of 2011 and the Company plans to submit the primary NDA package for Lymphoseek shortly thereafter.

Last week Neoprobe announced that FDA has granted the Company a Type B pre-IND meeting to review its RIGS technology Biologic License Application (BLA). “We see the RIGS technology as a potential game-changer in the diagnosis of colorectal and other solid-tumor cancers that have long been some of the most difficult to treat and deadly forms of cancer,” said Dr. Mark Pykett, Neoprobe Executive Vice President and Chief Development Officer, who is leading Neoprobe’s RIGS development initiative. “Our upcoming pre-IND meeting with FDA is a key step in rapidly ramping up our development efforts for our RIGS program in 2011. This meeting represents an opportunity for further positive dialogue with FDA and serves as a tangible example of progress in moving this product into the clinic and ultimately to commercialization.”

In closing the session, Mr. Bupp commented, “As we saw in the presentations at Analyst Day, surgeons continue to face multiple challenges in the diagnosis and treatment of deadly cancers. It is with these clinical challenges in mind that we at Neoprobe continue to work aggressively to make progress on the regulatory and development milestones for both Lymphoseek and RIGS, with the belief that these technologies will help medical professionals better treat patients who look forward to healthy and productive lives following their cancer treatment.”

For more detail on Neoprobe’s disclosures from the event, including links to the presenters’ PowerPoint Presentations and audio replays, please visit http://www.neoprobe.com/AnalystDay.asp.

About Neoprobe Corporation

Neoprobe Corporation (OTCBB: NEOP) is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan™. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com.

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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